Exhibit (d)(v)

Notice of Guaranteed Delivery

For Common Shares and Series B Preferred Shares of

The Gabelli Global Utility & Income Trust

Subscribed for Via Primary Subscription

and the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated November 9, 2018, and the accompanying Prospectus, dated October 17, 2018 (collectively, the “Prospectus”), for this offering, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) and (ii) Series B Cumulative Puttable and Callable Preferred Shares of beneficial interest, par value $0.001 per share with a liquidation preference of $50.00 per share (the “Series B Preferred Shares”), subscribed for via the primary subscription and the over-subscription privilege. Payment must be made in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The Gabelli Global Utility & Income Trust will be accepted. This form may be delivered by email, first class mail, express mail or overnight courier to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on December 14, 2018, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

THE SUBSCRIPTION AGENT IS:

COMPUTERSHARE TRUST COMPANY, N.A.

BY FIRST CLASS MAIL:	BY EXPRESS MAIL OR OVERNIGHT COURIER:	VIA EMAIL:

The Gabelli Global Utility & Income Trust c/o Computershare Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	The Gabelli Global Utility & Income Trust c/o Computershare Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	canoticeofguarantee @computershare.com * This email address can only be used for delivery of this Notice of Guaranteed Delivery.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company that completes this form must communicate this guarantee and the number of Common Shares and Series B Preferred Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the over-subscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m. Eastern Time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second Business Day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights. Payment of the full Subscription Price for the Common Shares and Series B Preferred Shares subscribed for must accompany this Notice of Guaranteed Delivery.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Time, on the second Business Day after the Expiration Date of a properly completed and executed Subscription Certificate, as subscription for such Common Shares and Series B Preferred Shares as indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

BROKER ASSIGNED CONTROL #

THE GABELLI GLOBAL UTILITY & INCOME TRUST

RIGHTS HOLDERS MUST SUBSCRIBE FOR AND REQUEST AN EQUAL NUMBER OF COMMON SHARES AND SERIES B PREFERRED SHARES. RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE MAY NOT BE EXERCISED TO PURCHASE OR REQUEST ONLY COMMON SHARES OR ONLY SERIES B PREFERRED SHARES OR TO PURCHASE OR REQUEST AN UNEQUAL NUMBER OF COMMON SHARES AND SERIES B PREFERRED SHARES.

1. Primary Subscription	Number of Rights to be exercised	Number of primary Common Shares and Series B Preferred Shares requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with primary Common Shares and Series B Preferred Shares

	Rights	Common Shares Series B Preferred Shares	$

2. Over-Subscription	Not applicable	Number of over-subscription Common Shares and Series B Preferred Shares requested pursuant to the over-subscription privilege	Payment to be made in connection with over-subscription Common Shares and Series B Preferred Shares

		Common Shares Series B Preferred Shares	$

3. Totals	Total Number of Rights Exercised	Total number of Common Shares and Series B Preferred Shares subscribed for and/or requested

	Rights	Common Shares Series B Preferred Shares	$ Total Payment

Method of delivery (circle one):

A. Through DTC

B. Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

BENEFICIAL OWNER LISTING CERTIFICATION

The Gabelli Global Utility & Income Trust Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) and Series B Cumulative Puttable and Callable Preferred Shares of beneficial interest, $0.001 par value per share with a liquidation preference of $50.00 per share (“Series B Preferred Shares”), of The Gabelli Global Utility & Income Trust (the “Fund”) pursuant to the subscription rights offering (the “Offer”) described and provided for in the Fund’s Prospectus Supplement, dated November 9, 2018, and the accompanying Prospectus, dated October 17, 2018 (collectively, the “Prospectus”), hereby certifies to the Fund and to Computershare Trust Company, N.A., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the primary subscription (as specified in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Common Shares and Series B Preferred Shares pursuant to the over-subscription privilege (as specified in the Prospectus), in the amount set forth in the third column of such line.

RIGHTS HOLDERS MUST REQUEST AN EQUAL NUMBER OF COMMON SHARES AND SERIES B PREFERRED SHARES. REQUESTS MAY NOT BE MADE FOR ONLY COMMON SHARES OR ONLY SERIES B PREFERRED SHARES OR FOR AN UNEQUAL NUMBER OF COMMON SHARES AND SERIES B PREFERRED SHARES.

	Number of Record Date Common Shares Owned	NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF COMMON SHARES requested pursuant to the Over-Subscription Privilege	NUMBER OF SERIES B PREFERRED SHARES requested pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Nominee Holder

By:
Name:
Title:
Dated:	, 2018

Provide the following information, if applicable:

Depository Trust Corporation (“DTC”) Participant Number
Name of Broker
DTC Primary Subscription Confirmation Number(s)	Address